Exhibit 99.1

Asure Software Announces Second Quarter 2019 Results

AUSTIN, TX - August 8, 2019 – Asure Software, Inc. (NASDAQ: ASUR), a leading provider of Human Capital Management (HCM) and workspace management software, reported results for the second quarter ended June 30, 2019.

Second Quarter 2019 Key Financial Highlights

•	Total revenue of $24.8 million, up 14% year-over-year

•	Recurring revenue of $20.4 million, up 15% year-over-year

•	Professional services, hardware and other revenue of $4.4 million, up 10% year-over-year

•	Bookings were up 6% year-over-year

•	Short-term backlog (within a 12-month period) was up 4% year-over-year and long-term backlog was up 15% year-over-year

•	Total backlog (short and long-term) was up 8% year-over-year

Second Quarter 2019 Financial Summary

	For the three months ended			For the six months ended
In thousands	June 30, 2019	June 30, 2018	Change (%)	June 30, 2019	June 30, 2018	Change (%)
Revenue	$24,841	$21,767	14%	$51,601	$41,071	26%

GAAP Gross Profit	$14,990	$14,547	3%	$33,052	$28,294	17%
GAAP Gross Margin	60.3%	66.8%	(10)%	64.1%	68.9%	(7)%

Non-GAAP Gross Profit*	$15,625	$15,037	4%	$34,328	$29,085	18%
Non-GAAP Gross Margin*	62.9%	69.1%	(9)%	66.5%	70.8%	(6)%

GAAP Net Loss	$(4,967)	$(3,768)	32%	$(7,861)	$(5,693)	38%
Non-GAAP Net Income*	$1,190	$1,796	(34)%	$4,531	$3,452	31%

GAAP Net Loss per Share	$(0.32)	$(0.29)	10%	$(0.51)	$(0.45)	13%
Non-GAAP Net Earnings per Share**	$0.08	$0.14	(43)%	$0.29	$0.26	12%

Non-GAAP EBITDA*	$4,944	$4,879	1%	$11,806	$8,665	36%
Non-GAAP EBITDA Margin*	19.9%	22.4%	(11)%	22.9%	21.1%	9%
_______________________
* Non-GAAP financial measures are reconciled to GAAP in the tables set forth in this release.
** Historical non-GAAP Net Earnings Per Share adjusted for 0% effective tax rate for comparison purposes.

Management Commentary

"I’m pleased with our continued efforts to harmonize recent acquisitions, realize better cash generation, launch innovative products and cross-sell our portfolio of solutions within our installed customer base. These initiatives are establishing a solid foundation as we look to further scale our business,” said Pat Goepel, CEO of Asure Software.

"Companies of every size and industry are choosing to partner with Asure to better manage their people and space in a mobile, digital, multi-generational and global landscape.”

“We are delighted with our ability to deliver second quarter financial results on plan,” said Kelyn Brannon, CFO of Asure Software. "Our AWS cloud migration and NetSuite ERP implementation continue to be on schedule. We have a significant opportunity in front of us and are positioning ourselves for long-term growth. We’re committed to generating positive operating cash flow for the full year which we believe is an important step in realizing harmonization from last year’s acquisitions.”

Asure delivered the following results for its second quarter ended June 30, 2019:

Revenue: Total revenue for the second quarter of 2019 was $24.8 million, an increase of 14% from $21.8 million in the second quarter of 2018. Revenue mix for the second quarter of 2019 was comprised primarily of recurring revenue, which represented 82% of total revenue with professional services, hardware and other representing the remaining 18%. HCM revenue represented 69% of total and Workspace was 31%.

Gross Profit: GAAP gross profit for the second quarter of 2019 was $15.0 million (60.3% margin), a 3% increase from $14.5 million (66.8% margin) in the second quarter of 2018. Non-GAAP gross profit* was $15.6 million (62.9% margin), up 4% from $15.0 million (69.1% margin) in the year-ago quarter due to the increasing mix of HCM in our business.

Earnings (Loss) per Share: GAAP loss per share was $(0.32), compared with a net loss per share of $(0.29) in the second quarter of 2018. Non-GAAP earnings per share* was $0.08, as compared with $0.14 in the year-ago quarter.

Non-GAAP EBITDA*: Non-GAAP EBITDA was $4.9 million (19.9% margin), an increase of 1% from $4.9 million (22.4% margin) in the second quarter of 2018.

Recent Business Highlights

•
New Wins: During the second quarter, Asure secured HCM wins across a range of companies including MegaPay USA, Payroll People, Teatro Zinzanni, and TPC Payroll. Second quarter Workspace wins included Barclays India, Yeti, L’Oreal Hong Kong Limited, Broadridge Financial and Willis Towers Watson.

•
Hosted Asure’s Annual C3 User Conference in New Orleans in June: Asure’s annual C3 user conference offers customers, partners and employees from around the world opportunities to explore the latest in workforce and workplace technology innovations and trends. During the event, experts from Asure Software as well as customers demonstrated how Asure’s Smart Office suite of solutions have enabled organizations of all sizes to attract the best talent, get the most from their people, and control costs.

•
Released the general availability of its new 10'' AsureSpace Touch Panels: With sleeker, lower-profile design combined with the addition of an intelligent workspace ‘start meeting’ functionality, the new generation of AsureSpace Touch Panels ensures maximum space utilization while also providing today’s agile and mobile workers a way to find and reserve the collaborative space they need to do their best, most productive work.

•
Enhanced cloud-based Time and Attendance solution with the addition of the TimeClock Basic and TimeClock Elite Series: These new solutions include next-generation facial recognition and fingerprint multispectral biometrics technologies to allow today's mobile workforce greater control of their time, eliminate time theft, allow for quick and reliable authentication results, help employers make more efficient use of resources and increase employee engagement with the addition of motivational, informative audiovisual content, access to training modules, easy room scheduling and booking services integration and access to web-based functionalities.

•
Integrated Workspace Occupancy Sensors into Resource Scheduler for full service room scheduling: Data from both our occupancy sensors and Resource Scheduler are now easily accessed via the Smartview dashboard and shared with our Full Service room schedule solution to trigger configurable events such as reservation check and no show cancellations. Combined features include sensor enabled reservation check in/out, room scheduler auto release, sensor enabled early reservation release and room scheduler email notifications.

•
Asure’s new environmental & Workspace occupancy sensors and Smartview solution have been nominated for an Innovation award: Presented by the Austin Chamber of Commerce, the 2019 Greater Austin Business Awards recognize businesses and organizations for achievements, community contributions and milestones. It is the largest business event in Central Texas, bringing together 1,000 business leaders, entrepreneurs, organizations, government officials and regional chambers. The winners of each category will be announced at the Greater Austin Business Award ceremony on August 21, 2019.

Fiscal 2019 Financial Guidance

Based on plans to reduce lower margin on-site consulting services towards electronic delivery as well as China-related tariffs, foreign exchange rate fluctuations (notably with the British Pound) and interest rate declines during 2019, Asure is updating guidance:

2019 Guidance	Range
Revenue	$103.0	million	to	$105.0	million
Non-GAAP EBITDA	$22.0	million	to	$24.0	million

Additional 2019 Guidance	Range
Interest expense	$11.0	million	to	$12.0	million
Depreciation	$2.5	million	to	$3.5	million
Amortization	$11.5	million	to	$12.5	million
Stock compensation expense	$2.0	million	to	$3.0	million
Acquisition costs and other one-time expenses	$6.0	million	to	$7.0	million
Basic average shares outstanding	15.4	million	to	15.9	million
Non-GAAP diluted shares outstanding	15.7	million	to	16.0	million
Non-GAAP Effective Tax Rate	0%

Asure also expects to generate positive cash flow from operations for the full fiscal 2019 year.

Conference Call Details
Asure management will host a conference call today Thursday, August 8, 2019 at 4:30 p.m. Eastern time (3:30 p.m. Central time) to discuss these financial results and outlook. Asure CEO Pat Goepel and CFO Kelyn Brannon will host the presentation, followed by a question and answer period.

U.S. dial-in: (877) 853-5636
International dial-in: (631) 291-4544
Conference ID: 9758969

The conference call will be broadcasted live and available for replay via the investor section of the company's website.

*Non-GAAP Financial Measures: This press release includes information about non-GAAP diluted earnings per share, non-GAAP tax rates, non-GAAP net income, non-GAAP gross profit, and non-GAAP EBITDA (collectively the "non-GAAP financial measures"). These non-GAAP financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company's consolidated financial statements prepared in accordance with GAAP.

Non-GAAP EBITDA differs from GAAP net loss in that it excludes things such as interest, tax, depreciation, amortization, stock compensation, and one-time expenses. Asure Software is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Asure Software has not provided guidance for GAAP net loss or a reconciliation of the foregoing forward-looking Non-GAAP EBITDA guidance to GAAP net loss.

Management uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the company's performance.

The primary purpose of using non-GAAP measures is to provide supplemental information that may prove useful to investors and to enable investors to evaluate the company's results in the same way management does.

Management believes that supplementing GAAP disclosure with non-GAAP disclosure provides investors with a more complete view of the company's operational performance and allows for meaningful period-to-period comparisons and analysis of trends in the company's business. Further, to the extent that other companies use similar methods in calculating non-GAAP measures, the provision of supplemental non-GAAP information can allow for a comparison of the company's relative performance against other companies that also report non-GAAP operating results.

Specifically, management is excluding the following items from its non-GAAP earnings per share, as applicable, for the periods presented in the second quarter 2019 financial statements and for its non-GAAP estimates for the full fiscal 2019:

Stock-Based Compensation Expenses: The company's compensation strategy includes the use of stock-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

Amortization of Purchased Intangibles: The company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company's research and development efforts, trade names, customer lists and customer relationships, and acquired lease intangibles, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

Income Tax Effects and Adjustments: Beginning in first quarter 2018, the company started using a fixed projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the effects of items such as changes in the tax valuation allowance and non-cash tax effects of acquired goodwill and amortization, since each of these can vary in size and frequency. This tax rate could be subject to change for a variety of reasons, such as significant changes in the acquisition activity or fundamental tax law changes in major jurisdictions where the company operates. The company re-evaluates this tax rate on an annual basis or when any significant events that may materially affect this rate occur. The non-GAAP tax rate is currently projected to be approximately zero (0.0) percent.

Amortization of Capitalized Internal-Use Software, Acquisition-Related, and One-Time Expenses: The company’s non-GAAP financial measures exclude amortization of internal-use capitalized software costs and acquisition-related expenses as well as one-time expenses, such as material tax credits, material interest-expense credits, severance, recruitment, and relocation.

About Asure Software
Asure Software, Inc. (NASDAQ: ASUR), headquartered in Austin, Texas, provides innovative and flexible SaaS-based cloud platforms that help clients worldwide elevate how, when, and where work gets done throughout the employee lifecycle. More than a Human Capital Management (HCM) software program, our Smart Office suite capitalizes on the intrinsic value between workforce and workspace so organizations of all sizes can better compete for talent, space, time, and capital assets. Asure Software’s offerings include a fully-integrated HCM platform, Time & Attendance, Talent Management, Employee Benefits, Benefits Administration, Payroll & Tax, Asset & Move Management, Full-Service Room Scheduling, Hoteling & Mobile Workforce and Workplace Occupancy Sensors. Visit us at www.asuresoftware.com.

"Safe harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about our financial results, which may include expected GAAP and non-GAAP financial and other operating and non-operating results, including revenue, net income, diluted earnings per share, operating cash flow growth, operating margin improvement, deferred revenue growth, expected revenue run rate, expected tax rates, stock-based compensation expenses, amortization of purchased intangibles, amortization of debt discount and shares outstanding. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company's results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include -- but are not limited to -- risks associated with possible fluctuations in the company's financial and operating results; the company's rate of growth and anticipated revenue run rate, including the company's ability to convert deferred revenue and unbilled deferred revenue into revenue and cash flow, and ability to maintain continued growth of deferred revenue and unbilled deferred revenue; foreign currency exchange rates; errors, interruptions or delays in the company's services or the company's Web hosting; breaches of the company's security measures; domestic and international regulatory developments, including the adoption of new privacy laws; the financial and other impact of any previous and future acquisitions; the nature of the company's business model, including risks related to government contracts; the company's ability to continue to release, gain customer acceptance of and provide support for new and improved versions of the company's services; successful customer deployment and utilization of the company's existing and future services; changes in the company's sales cycle; competition; various financial aspects of the company's subscription model; unexpected increases in attrition or decreases in new business; the company's ability to realize benefits from strategic partnerships and strategic investments; the emerging markets in which the company operates; unique aspects of entering or expanding in international markets, including the compliance with United States export control laws, the company's ability to hire, retain and motivate employees and manage the company's growth; changes in the company's customer base; technological developments; litigation and any related claims, negotiations and settlements, including with respect to intellectual property matters or industry-specific regulations; unanticipated changes in the company's effective tax rate; factors affecting the company's outstanding convertible notes, term loan, and revolving credit facility; fluctuations in the number of company shares outstanding and the price of such shares; collection of receivables; interest rates; factors affecting the company's deferred tax assets and ability to value and utilize them; the potential negative impact of indirect tax exposure; the risks and expenses associated with the company's real estate and office facilities space; and general developments in the economy, financial markets, credit markets and the impact of current and future accounting pronouncements and other financial reporting standards.

Further information on these and other factors that could affect the company's financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Information section of the company's website at investor.asuresoftware.com

Asure Software assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

© 2019 Asure Software, Inc. All rights reserved.

ASURE SOFTWARE, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	June 30, 2019 (unaudited)	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$14,656	$15,444
Accounts receivable, net of allowance for doubtful accounts of $1,116 and $1,467 at June 30, 2019 and December 31, 2018, respectively	15,597	16,028
Inventory	5,164	3,117
Prepaid expenses and other current assets	3,022	3,120
Total current assets before funds held for clients	38,439	37,709
Funds held for clients	104,628	122,206
Total current assets	143,067	159,915
Property and equipment, net	10,365	8,948
Goodwill	116,031	111,387
Intangible assets, net	75,526	76,760
Other assets, net	11,984	4,090
Total assets	$356,973	$361,100
Liabilities and stockholders’ equity
Current liabilities:
Current portion of notes payable	$3,826	$4,733
Revolving line of credit	4,000	—
Accounts payable	5,821	3,662
Accrued compensation and benefits	2,823	2,824
Other accrued liabilities	4,326	2,234
Deferred revenue	11,686	11,849
Total current liabilities before client fund obligations	32,482	25,302
Client fund obligations	105,296	123,170
Total current liabilities	137,778	148,472
Long-term liabilities:
Deferred revenue	777	876
Deferred tax liability	2,187	1,566
Notes payable, net of current portion and debt issuance cost	112,842	107,229
Other liabilities	6,472	439
Total long-term liabilities	122,278	110,110
Total liabilities	260,056	258,582
Commitments
Stockholders’ equity:
Preferred stock, $.01 par value; 1,500 shares authorized; none issued or outstanding	—	—
Common stock, $.01 par value; 22,000 and 22,000 shares authorized; 15,935 and 15,666 shares issued, 15,551 and 15,282 shares outstanding at June 30, 2019 and December 31, 2018, respectively	159	157
Treasury stock at cost, 384 shares at June 30, 2019 and December 31, 2018	(5,017)	(5,017)
Additional paid-in capital	394,205	391,927
Accumulated deficit	(291,504)	(283,643)
Accumulated other comprehensive loss	(926)	(906)
Total stockholders’ equity	96,917	102,518
Total liabilities and stockholders’ equity	$356,973	$361,100

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Revenue:
Recurring	$20,433	$17,749	$43,994	$35,234
Professional services, hardware and other	4,408	4,018	7,607	5,837
Total revenue	24,841	21,767	51,601	41,071
Cost of Sales	9,851	7,220	18,549	12,777
Gross profit	14,990	14,547	33,052	28,294
Operating expenses:
Selling, general and administrative	11,859	11,633	24,624	22,342
Research and development	1,878	1,558	4,229	2,981
Amortization of intangible assets	2,761	1,994	5,543	3,591
Total operating expenses	16,498	15,185	34,396	28,914
Loss from operations	(1,508)	(638)	(1,344)	(620)
Other income (expense)
Interest expense and other	(3,091)	(2,722)	(5,845)	(4,482)
Total other expense, net	(3,091)	(2,722)	(5,845)	(4,482)
Loss before income taxes	(4,599)	(3,360)	(7,189)	(5,102)
Income tax expense	(368)	(408)	(672)	(591)
Net loss	(4,967)	$(3,768)	(7,861)	$(5,693)
Other comprehensive income:
Unrealized gain on marketable securities	78	—	26	—
Foreign currency translation loss	(365)	(437)	(46)	(434)
Comprehensive loss	$(5,254)	$(4,205)	$(7,881)	$(6,127)
Basic and diluted net loss per share
Basic	$(0.32)	$(0.29)	$(0.51)	$(0.45)
Diluted	$(0.32)	$(0.29)	$(0.51)	$(0.45)
Weighted average basic and diluted shares
Basic	15,444,000	12,939,000	15,425,000	12,762,000
Diluted	15,444,000	12,939,000	15,425,000	12,762,000

ASURE SOFTWARE, INC.
 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	For the Six Months Ended June 30,
	2019	2018
Cash flows from operating activities:
Net loss	$(7,861)	$(5,693)
Adjustments to reconcile net loss to net cash provided by (used in) operations:
Depreciation and amortization	7,935	4,964
Amortization of debt financing costs and discount	800	315
Provision for (recovery of) doubtful accounts	(350)	474
Provision for deferred income taxes	621	1,211
Share-based compensation	1,003	523
Loss on disposals of fixed assets	3	—
Changes in operating assets and liabilities:
Accounts receivable	1,812	(2,576)
Inventory	(2,082)	(745)
Prepaid expenses and other assets	678	(52)
Accounts payable	1,259	(280)
Accrued expenses and other long-term obligations	(720)	(1,843)
Deferred revenue	(256)	(1,294)
Net cash provided by (used in) operating activities	2,842	(4,996)
Cash flows from investing activities:
Acquisitions net of cash acquired	(7,443)	(44,167)
Purchases of property and equipment	(993)	(738)
Software capitalization costs	(2,111)	(1,563)
Net change in funds held for clients	31,943	18,497
Net cash provided by (used in) investing activities	21,396	(27,971)
Cash flows from financing activities:
Proceeds from notes payable	8,000	36,750
Payments on notes payable	(4,356)	(5,388)
Proceeds from revolving line of credit	4,000	4,540
Payments on revolving line of credit	—	(2,379)
Debt financing fees	(1,102)	(1,661)
Proceeds from issuance of common stock	722	39,220
Payments on capital leases	(68)	(68)
Net change in client fund obligations	(32,238)	(18,497)
Net cash provided by (used in) financing activities	(25,042)	52,517
Effect of foreign exchange rates	16	(497)
Net increase (decrease) in cash and cash equivalents	(788)	19,053
Cash and cash equivalents at beginning of period	15,444	27,792
Cash and cash equivalents at end of period	$14,656	$46,845
Supplemental information:
Cash paid for:
Interest	$4,804	$3,525
Income taxes	31	26
Non-cash Investing and Financing Activities:
Subordinated notes payable –acquisitions	$2,000	$5,812
Equity issued in connection with acquisitions	555	1,200

Reconciliation of GAAP to Non-GAAP
(In thousands)

	1Q17	2Q17	3Q17	4Q17	1Q18	2Q18	3Q18*	4Q18*	1Q19	2Q19
Revenue
Recurring	$8,769	$9,991	$12,255	$12,704	$17,485	$17,749	$19,561	$19,397	$23,561	$20,433
Professional Services, Hardware and Other	1,958	2,889	3,272	2,604	1,819	4,018	3,897	5,026	3,199	4,408
Total Revenues	$10,727	$12,880	$15,527	$15,308	$19,304	$21,767	$23,458	$24,423	$26,760	$24,841

	1Q17	2Q17	3Q17	4Q17	1Q18	2Q18	3Q18	4Q18	1Q19	2Q19
Reconciliation from GAAP gross profit to non-GAAP gross profit:
GAAP Gross profit	$8,289	$10,054	$12,131	$11,349	$13,747	$14,547	$14,987	$14,841	$18,062	$14,990
Stock compensation	2	4	4	—	4	4	12	12	15	10
Amortization	106	106	106	134	297	486	437	437	437	437
One Time Inventory Adjustment	—	—	—	—	—	—	498	18	—	—
One Time Travel Expense Adjustment	—	—	—	—	—	—	—	54	—	—
One Time Product Royalties	—	—	—	—	—	—	—	81	189	188
Non-GAAP gross profit	$8,397	$10,164	$12,241	$11,483	$14,048	$15,037	$15,934	$15,443	$18,703	$15,625
Non-GAAP gross margin	78.3%	78.9%	78.8%	75.0%	72.8%	69.1%	67.9%	63.2%	69.9%	62.9%

	1Q17	2Q17	3Q17	4Q17	1Q18	2Q18	3Q18	4Q18	1Q19	2Q19
Reconciliation from net income to non-GAAP EBITDA:
GAAP Net income (loss)	$(1,059)	$(1,837)	$(1,281)	$(1,545)	$(1,925)	$(3,768)	$(3,584)	$1,729	$(2,894)	$(4,967)
Stock compensation	54	171	139	230	194	329	363	800	611	392
Amortization	953	1,148	1,449	1,380	1,895	2,481	2,884	3,090	3,218	3,200
Acquisition costs and other one-time expenses	850	1,233	1,583	2,073	1,308	2,346	2,861	3,935	2,103	2,112
Taxes based on a 0% tax rate	142	141	85	(272)	184	408	(303)	(7,518)	304	367
Interest Expense One-Time Credit	—	—	—	(259)	—	—	—	—	—	—
Depreciation	227	224	342	337	370	361	794	1,091	766	750
Interest Expense & Other , Net	547	1,088	1,643	1,347	1,760	2,722	2,350	2,738	2,754	3,090
Non-GAAP EBITDA	$1,714	$2,168	$3,960	$3,291	$3,786	$4,879	$5,365	$5,865	$6,862	$4,944
Non-GAAP EBITDA margin	16.0%	16.8%	25.5%	21.5%	19.6%	22.4%	22.9%	24.0%	25.6%	19.9%

	1Q17	2Q17	3Q17	4Q17	1Q18	2Q18	3Q18	4Q18	1Q19	2Q19
Reconciliation from GAAP net income (loss) to non-GAAP net income
GAAP Net income (loss)	$(1,059)	$(1,837)	$(1,281)	$(1,545)	$(1,925)	$(3,768)	$(3,584)	$1,729	$(2,894)	$(4,967)
One-time depreciation adjustment	—	—	—	—	—	—	—	188	—	—
Stock compensation	54	171	139	230	194	329	363	800	611	392
Amortization	953	1,148	1,449	1,380	1,895	2,481	2,884	3,090	3,217	3,200
Acquisition costs and other one-time expenses	850	1,233	1,583	2,073	1,308	2,346	2,861	3,935	2,103	2,112
Taxes based on a 0% tax rate	142	141	85	(272)	184	408	(303)	(7,518)	304	367
Interest Expense One-Time Credit	—	—	—	(259)	—	—	—	—	—	—
One time tax penalty related to prior periods	—	—	—	—	—	—	—	—	—	86
Non-GAAP net income	$940	$856	$1,975	$1,607	$1,656	$1,796	$2,221	$2,224	$3,341	$1,190

	1Q17	2Q17	3Q17	4Q17	1Q18	2Q18	3Q18	4Q18	1Q19	2Q19
Calculation of non-GAAP net income per share
Non-GAAP net income	$940	$856	$1,975	$1,607	$1,656	$1,796	$2,221	$2,224	$3,341	$1,190
Pro forma diluted weighted-average shares	8,839	10,212	12,599	12,659	12,846	13,259	15,489	15,337	15,436	15,502
Non-GAAP EPS	$0.11	$0.08	$0.16	$0.13	$0.13	$0.14	$0.14	$0.15	$0.22	$0.08

* Adjusting for a revenue reclassification, 4Q18 recurring revenue would have been $20,127 and professional services, hardware and other would have been $4,296. In 3Q18 recurring revenue would have been $19,194 and professional services, hardware and other would have been $4,261.

Investor Relations Contact:

Carolyn Bass
Market Street Partners
415-445-3232
cbass@marketstreetpartners.com